UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 21, 2005 (Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 21, 2005, Ace Cash Express, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between the Company, Popular Cash Express, Inc. (“PCE”), Popular Cash Express – California, Inc. (“PCEC” and with PCE, the “Sellers”) and Popular North America, Inc. (the “Shareholder”). Pursuant to the Agreement, the Company will purchase substantially all of the assets of the Sellers relating to the check-cashing and related business operations conducted by Seller, which includes 111 check-cashing stores.
     The Agreement provides that the Company will pay to the Sellers up to $36 million for the assets, of which up to $22.5 million will be evidenced by a series of convertible promissory subordinated notes (the “Notes”), with the remaining balance to be paid in cash. The Notes will be payable on a quarterly basis and will bear interest at 3.625% per annum, and will mature on December 31, 2025 unless earlier converted by the holder, redeemed at the option of the Company or required to be repurchased at the option of the holder upon a change of control of the Company. The Notes will be convertible into shares of the Company’s common stock at a specified conversion price that is subject to adjustment in limited situations. The initial conversion price and the allocation between the Notes and the cash component of the total consideration paid to the Sellers will be determined based on the average trading price of the Company’s common stock for the thirty days preceding the initial closing. The Company intends to stage multiple closings during its fiscal second quarter as the conditions to closing at each acquired store are satisfied.
     The Sellers have agreed to not compete against the Company within a limited radius from the stores being acquired by the Company until September 21, 2010. The Sellers have agreed to not solicit or hire employees from the Company until September 21, 2006.
     The closings of the transaction are subject to the satisfaction of various customary conditions, including the consent of the Sellers’ existing landlords, receipt of all requisite licenses and permits from various governmental authorities, and the consent of the Company’s bank group. The Purchase Agreement includes customary representations and warranties from the Sellers regarding the assets being purchased by the Company.
     The Sellers and the Shareholder agreed to indemnify and hold harmless the Company from and against any and all losses as asserted against or incurred by the Company in connection with certain matters, including a breach of Sellers’ representations and warranties, non-compliance with laws relating to the transfer of assets, taxes, liabilities existing before the closing date, environmental matters or claims of violations of employment laws before the closing date.
     On September 21, 2005, the Company issued a press release concerning the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and it is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
     The information in this Item 7.01, including the Exhibit 99.2 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Item 7.01 of this Form 8-K.
     On September 21, 2005, the Company also issued a press release providing guidance for its first quarter of fiscal 2006 as well as a statement as to the impact that Hurricane Katrina had on its operations. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
      Exhibit 99.1 Press Release dated September 21, 2005
      Exhibit 99.2 Press Release dated September 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Date: September 21, 2005	By:	/s/ Walter E. Evans
Walter E. Evans
Senior Vice President and General Counsel

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